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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent certified public accountants, we hereby consent to the incorporation by reference in this Form 10-K/A of our report dated March 28, 2000 included in previously filed Registration Statements on Forms S-3 (File No. 333-32148, 333-86533, 333-76845), Form S-4 (File No. 333-84047), and Form S-8
(File No. 333-76277). It should be noted that we have not audited any financial statements of U.S. Plastic Lumber Corp. subsequent to December 31, 1998 or performed and audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP
---------------------------------
Arthur Andersen LLP


West Palm Beach, Florida
January 15, 2002